LOGAN INTERNATIONAL CORP.

                 EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


                                                      Shareholding at Year End
Name of Subsidiary     Jurisdiction of Incorporation          (Direct)
------------------     -----------------------------  ------------------------

Inverness              Province of British Columbia,            100%
Enterprises Ltd.                   Canada